Exhibit 16.1

MOORE & ASSOCIATES, CHARTERED

ACCOUNTANTS AND ADVISORS

———————

PCAOB REGISTERED

August 7, 2009

U. S. Securities and Exchange Commission

450 Fifth Street NW

Washington DC 20549

Re: GWS Technologies, Inc.

Dear Sirs:

We were previously the principal auditors for GWS Technologies, Inc. and we reported on the financial statements of GWS Technologies Inc. for the period from inception, February 15, 2005 to April 30, 2009. We have read GWS Technologies Inc.'s statements under Item 4 of its Form 8-K, dated August 7, 2009, and we agree with such statements.

For the most recent fiscal period through to August 7, 2009, there have been no disagreements between GWS Technologies Inc. and Moore & Associates, Chtd. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Moore & Associates, Chtd. would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

Yours truly,

/s/ Moore & Associates, Chartered

Moore & Associates, Chartered

Las Vegas, Nevada

6490 West Desert Inn Road, Las Vegas, NV 89146

(702) 253-7499 Fax (702) 253-7501